                                                                     Exhibit 3.2

                               THE LGL GROUP, INC.

                                     BY-LAWS

                                    ARTICLE I

                                  STOCKHOLDERS

            SECTION 1.1. ANNUAL  MEETINGS.  An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the  meeting  shall  be held on such  date  and at such  place  as the  Board of
Directors may from time to time fix, and if that day shall be a legal holiday in the  jurisdiction in which the meeting is to be held, then on the next day not a legal holiday or as soon  thereafter  as may be practical,  as determined by the
Board of Directors.

            SECTION 1.2. SPECIAL MEETINGS. A special meeting of stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer,
the  President or the Board of Directors  pursuant to a resolution  adopted by a majority  of the Whole  Board (as  defined  below) and shall be called by any of them or by the Secretary  upon receipt of a written  request to do so specifying the matter or matters,  appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of shares  representing  at least twenty-five  percent  (25%) of all votes  entitled to be voted on such matter or matters if the meeting  were held on the day such  request is  received  and the record date for such  meeting were the close of business on the  preceding  day.
Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting  and as shall be stated in the notice of such  meeting.  The Whole Board shall mean the total  number of  directors  that the  Corporation  would have if there were no vacancies.

            SECTION 1.3.  NOTICE OF MEETING.  For each meeting of  stockholders, written notice shall be given stating the place,  date and hour and, in the case of a special  meeting,  the purpose or purposes  for which the meeting is called and,  if the list of  stockholders  required by Section 1.9 is not to be at such place at least 10 days prior to the meeting,  the place where such list will be.
Except as otherwise  provided by Delaware law, the written notice of any meeting shall be given  not less  than 10 or more  than 60 days  before  the date of the meeting to each stockholder entitled to vote at such meeting. If mailed,  notice shall be deemed to be given when  deposited in the United  States mail,  postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

            SECTION 1.4. QUORUM. Except as otherwise required by Delaware law or the  Certificate  of  Incorporation,  the holders of record of a majority of the shares of stock  entitled to be voted present in person or  represented by proxy at a meeting shall  constitute a quorum for the  transaction  of business at the meeting,  but in the  absence  of a quorum  the  holders  of record  present  or represented  by proxy at such  meeting may vote to adjourn the meeting from time to time,  without notice other than announcement at the meeting,  until a quorum is obtained.  At any such adjourned  session of the meeting at which there shall be present or  represented  the  holders  of record of the  requisite  number of shares,  any business may be transacted  that might have been  transacted at the meeting as originally called.

                                      -1-

            SECTION 1.5.  CHAIRMAN AND SECRETARY AT MEETING.  At each meeting of stockholders  the Chairman,  or in his absence or should the Chairman so direct, the  President,  or in the absence of the  Chairman  and the  President,  then a person  designated by the Board of  Directors,  shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote. The Secretary,  or in his absence a person  designated by the chairman of the meeting, shall act as secretary of the meeting.

            SECTION  1.6.  VOTING;  PROXIES.  Except as  otherwise  provided  by
Delaware law or the Certificate of Incorporation,  and subject to the provisions of Section 1.10:

                  (a)  Each   stockholder   shall  at  every   meeting   of  the
stockholders  be  entitled  to one vote for each share of capital  stock held by him.

                  (b)  Each  stockholder  entitled  to  vote  at  a  meeting  of stockholders  or to express  consent or dissent to  corporate  action in writing without a meeting  may  authorize  another  person or  persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                  (c) Directors shall be elected by a plurality vote.

                  (d) Each matter,  other than election of  directors,  properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

                  (e)  Election of  directors  and the vote on any other  matter presented  to a meeting  shall be by  written  ballot  only if so ordered by the chairman  of the  meeting  or if so  requested  by any  stockholder  present  or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

            SECTION 1.7.  ADJOURNED  MEETINGS.  A meeting of stockholders may be adjourned to another time or place as provided in Section 1.4.  Unless the Board of Directors  fixes a new record date,  stockholders  of record for an adjourned meeting  shall be as  originally  determined  for the  meeting  from  which  the adjournment  was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned  meeting,  a notice of the adjourned  meeting shall be given to each  stockholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

            SECTION 1.8.  CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.  Except as
may otherwise be provided in the Certificate of  Incorporation,  any action that may be taken at any  annual or  special  meeting  of  stockholders  may be taken without a meeting,  without  prior  notice and  without a vote,  if a consent in writing,  setting  forth the action so taken,  shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary  to  authorize  or take such  action at a meeting  at which all shares entitled to vote thereon  were  present and voted.  Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

                                      -2-

            SECTION 1.9. LIST OF STOCKHOLDERS ENTITLED TO VOTE. At least 10 days before  every  meeting  of  stockholders  a  complete  list of the  stockholders entitled to vote at the meeting,  arranged in alphabetical order and showing the address of each  stockholder and the number of shares  registered in the name of each stockholder,  shall be prepared and shall be open to the examination of any stockholder  for any purpose germane to the meeting,  during  ordinary  business hours, for a period of at least 10 days prior to the meeting,  at a place within the city where the meeting is to be held.  Such list shall be produced  and kept at the time and place of the  meeting  during the whole time  thereof and may be inspected by any stockholder who is present.

            SECTION 1.10.  FIXING OF RECORD DATE. In order that the  Corporation may determine the  stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment  thereof,  or to express consent to corporate action in  writing  without a meeting,  or  entitled  to receive  payment of any dividend  or other  distribution  or  allotment  of any  rights,  or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful  action,  the Board of Directors may fix, in advance,  a record  date,  which  shall not be more than 60 or less than 10 days before  the date of such  meeting,  nor  more  than 60 days  prior to any  other action. If no record date is fixed, the record date for determining stockholders entitled  to notice of or to vote at a meeting of  stockholders  shall be at the close of business on the day next  preceding  the day on which  notice is given, or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held; the record date for  determining  stockholders entitled to express  consent to corporate  action in writing  without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;  and the record date for any other purpose  shall be at the  close of  business  on the day on which  the  Board of
Directors adopts the resolution relating thereto.

            SECTION  1.11.    NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                  (a) ANNUAL MEETINGS OF STOCKHOLDERS.

                        (i)  Nominations of persons for election to the Board of
Directors of the  Corporation  and the proposal of business to be  considered by the  stockholders  may be made at an annual meeting of stockholders (a) pursuant to the Corporation's  notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any  stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complies  with the notice  procedures set forth in this Section 1.11.

                        (ii) For  nominations  or other  business to be properly
brought  before an annual  meeting by a  stockholder  pursuant  to clause (c) of paragraph  (a)(i) of this Section 1.11, the  stockholder  must have given timely notice  thereof in writing to the  Secretary of the  Corporation  and such other business must otherwise be a proper matter for stockholder action. To be timely, a  stockholder's  notice shall be delivered  to the  Secretary at the  principal executive offices of the Corporation not later than the close of business on the
90th day nor  earlier  than the close of  business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided,  however, in the event  that the date of the annual  meeting  is more than 30 days  before or more than 60 days after such anniversary  date,  notice by the stockholder to be timely must be so delivered  not earlier than the close of business on the 120th

                                      -3-

day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which  public  announcement  of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting  commence a new time period for the giving of a  stockholder's notice as described above. Such  stockholder's  notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director  all  information  relating  to such person that is required to be disclosed in  solicitations  of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities  Exchange Act of 1934, as amended (the "Exchange  Act"),  and the rules and regulations  thereunder  (including  such person's  written consent to being named in the proxy  statement as a nominee and to serving as a director if elected) and any  additional  information  reasonably  requested by the Board of
Directors;  (b) as to any other business that the stockholder  proposes to bring before the meeting,  a brief  description of the business  desired to be brought before the meeting,  the reasons for conducting such business at the meeting and any material  interest in such business of such  stockholder  and the beneficial owner,  if  any,  on  whose  behalf  the  proposal  is  made;  and (c) as to the stockholder  giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the  Corporation's  books, and of such beneficial  owner, (ii)
the class and number of shares of the  Corporation  that are owned  beneficially and of  record  by  such  stockholder  and  such  beneficial  owner,  (iii)  all information  relating  to such  stockholder  and such  beneficial  owner that is required to be disclosed in  solicitations  of proxies for election of directors in an election  contest,  or is  otherwise  required,  in each case  pursuant to
Regulation 14A under the Exchange Act, and Rule 11a-11 thereunder,  and (iv) any additional information reasonably requested by the Board of Directors.

            Notwithstanding anything in the second sentence of paragraph (a)(ii)
of this Section 1.11 to the contrary,  in the event that the number of directors to be elected to the Board of Directors  of the  Corporation  is  increased  and there is no public  announcement by the  Corporation  naming all of the nominees for director or specifying the size of the increased Board of Directors at least
70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's  notice  required by this  Section  1.11 shall also be  considered timely,  but only with respect to nominees for any new positions created by such increase,  if it shall be delivered to the Secretary at the principal  executive offices of the  Corporation not later than the close of business on the 10th day following  the day on  which  such  public  announcement  is  first  made by the
Corporation.

                  (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted  at a special  meeting of  stockholders  as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of  persons  for  election  to the Board of  Directors  may be made at a special meeting of  stockholders  at which  directors are to be elected  pursuant to the
Corporation's  notice  of  meeting  (i) by or at the  direction  of the Board of
Directors or (ii)  provided  that the Board of  Directors  has  determined  that directors  shall  be  elected  at  such  meeting,  by  any  stockholder  of  the
Corporation  who is a  stockholder  of  record  at the time of  giving of notice provided  for in this  By-Law,  who shall be entitled to vote at the meeting and who complies with the notice  procedures  set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors,  any such  stockholder who shall be entitled  to vote at the  meeting may  nominate a person or persons
(as the case may be),  for  election to such  position(s)  as  specified  in the
Corporation's  notice  of  meeting,  if the  stockholder's  notice  required  by paragraph  (a)(ii) of this Section  1.11 shall be delivered to the  Secretary at the principal executive offices of the Corporation not earlier than the close of

                                      -4-

business on the 120th day prior to such  special  meeting and not later than the close of business on the later of the 90th day prior to such special  meeting or the 10th day following the day on which public announcement is first made of the date of the  special  meeting  and of the  nominees  proposed  by the  Board  of
Directors  to  be  elected  at  such  meeting.  In no  event  shall  the  public announcement of an adjournment of a special  meeting  commence a new time period for the giving of a stockholder's notice as described above.

                  (c)   GENERAL.

                        (i) Only such persons who are nominated in
accordance  with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business  shall be conducted at a meeting of stockholders  as shall have been brought  before the meeting in accordance  with the procedures set forth in this Section 1.11.  Except as otherwise  provided by law, the  Certificate of  Incorporation  or these  By-Laws,  either the Board of
Directors  or the  Chairman  of the  meeting  shall  have the  power and duty to determine whether a nomination or any business proposed to be brought before the meeting  was  made or  proposed,  as the  case may be,  in  accordance  with the procedures  set forth in this Section 1.11 and, if any  proposed  nomination  or business is not in  compliance  with this  Section  1.11,  to declare  that such defective proposal or nomination shall be disregarded.

                        (ii) For purposes of this Section 1.11, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones
News  Service,  Associated  Press or  comparable  national  news service or in a document  publicly  filed by the  Corporation  with the  Securities and Exchange
Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                        (iii) Notwithstanding the foregoing provisions of
this  Section  1.11,  a  stockholder  shall  also  comply  with  all  applicable requirements of the Exchange Act and the rules and  regulations  thereunder with respect to the matters set forth in this Section  1.11.  Nothing in this Section
1.11  shall be  deemed to affect  any  rights  (A) of  stockholders  to  request inclusion of proposals in the  Corporation's  proxy  statement  pursuant to Rule
14a-8 under the  Exchange  Act or (B) of the holders of any series of  preferred stock to elect directors under specified circumstances.

                                   ARTICLE II

                                    DIRECTORS

            SECTION 2.1. NUMBER; TERM OF OFFICE; QUALIFICATIONS;  VACANCIES. The
number of directors  that shall  constitute  the Whole Board shall be fixed from time to time as determined by action of the Board of Directors, but no less than five (5) nor more than thirteen  (13).  Until  otherwise  fixed by action of the
Board of Directors,  the number of directors  constituting the Whole Board shall be nine (9). Directors shall be elected at the annual meeting of stockholders to

                                      -5-

hold office,  subject to Sections 2.2 and 2.3,  until the next annual meeting of stockholders  and until their  respective  successors  are elected and  qualify.
Vacancies and newly  created  directorships  resulting  from any increase in the authorized number of directors may be filled by a majority of the directors then in office,  although less than a quorum, or by the sole remaining director,  and the  directors  so chosen  shall hold  office,  subject to Sections 2.2 and 2.3, until  the next  annual  meeting  of  stockholders  and until  their  respective successors are elected and qualified.

            SECTION 2.2. RESIGNATION. Any director of the Corporation may resign at any  time by  giving  written  notice  of such  resignation  to the  Board of
Directors,  the  President  or  the  Secretary  of  the  Corporation.  Any  such resignation  shall take effect at the time  specified  therein or, if no time be specified,  upon  receipt  thereof  by  the  Board  of  Directors  or one of the above-named  officers;  and, unless  specified  therein,  the acceptance of such resignation  shall  not be  necessary  to make it  effective.  When  one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office,  including those who have so resigned, shall have power to fill such  vacancy or  vacancies,  the vote  thereon to take effect when such resignation or resignations  shall become  effective,  and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

            SECTION 2.3.  REMOVAL.  Except for the directors elected pursuant to and in accordance  with the terms of a certificate  of  designation  filed under
Delaware law, whose removal is governed  thereby,  any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors.

            SECTION 2.4. REGULAR AND ANNUAL MEETINGS;  NOTICE.  Regular meetings of the Board of Directors  shall be held at such time and at such place,  within or without the State of  Delaware,  as the Board of  Directors  may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given,  need not  specify  the  purposes  thereof.  A  meeting  of the  Board of
Directors  may be held without  notice  immediately  after an annual  meeting of stockholders at the same place as that at which such meeting was held.

            SECTION 2.5.  SPECIAL  MEETINGS;  NOTICE.  A special  meeting of the
Board of  Directors  may be called at any time by the  Board of  Directors,  its
Chairman,  the  President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so  specifying  the matter or matters,  appropriate  for action at such a meeting,  proposed to be  presented at the meeting and signed by at least two  directors.  Any such meeting  shall be held at such time and at such place, within or without the State of Delaware,  as shall be  determined by the body or person calling such meeting.  Notice of such meeting  stating the time and place and principal  purpose or purposes  thereof shall be given (a) by deposit of the notice in the United States mail,  first class,  postage  prepaid,  at least two days  before the day fixed for the  meeting  addressed  to each  director at his address as it appears on the  Corporation's  records or at such other address as the director may have  furnished the  Corporation  for that  purpose,  or (b) by
delivery  of  the  notice   similarly   addressed  for  dispatch  by  electronic
transmission,  telegraph,  cable  or  radio  or by  delivery  of the  notice  by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

                                      -6-

            SECTION 2.6. CHAIRMAN OF THE BOARD;  PRESIDING OFFICER AND SECRETARY
AT MEETINGS. The Board of Directors may elect one of its members to serve at its pleasure as Chairman of the Board.  Each meeting of the Board of Directors shall be  presided  over by the  Chairman of the Board or in his absence or should the
Chairman so direct, by the President, if a director, or if neither is present by such member of the Board of  Directors  as shall be chosen at the  meeting.  The
Secretary,  or in his absence an Assistant Secretary,  shall act as secretary of the meeting,  or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

            SECTION 2.7.  QUORUM. A majority of the Whole Board shall constitute a quorum  for the  transaction  of  business,  but in the  absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting,  without notice other than announcement at the meeting,  until such time as a quorum is present.  Except as otherwise required by the Certificate of
Incorporation or the By-Laws,  the vote of the majority of the directors present at a  meeting  at which a quorum  is  present  shall be the act of the  Board of
Directors.

            SECTION 2.8. MEETING BY TELEPHONE. Members of the Board of Directors
or of any  committee  thereof  may  participate  in  meetings  of the  Board  of
Directors  or of such  committee  by means of  conference  telephone  or similar communications  equipment  by means of which all  persons  participating  in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

            SECTION 2.9. ACTION WITHOUT MEETING.  Unless otherwise restricted by the Certificate of  Incorporation,  any action required or permitted to be taken at any meeting of the Board of Directors or any  committee  thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be,  consent  thereto in writing and the writing or writings are filed  with the  minutes of  proceedings  of the Board of  Directors  or of such committee.

            SECTION  2.10.    EXECUTIVE AND OTHER COMMITTEES.

                  (a) The Board of  Directors  may,  by  resolution  passed by a majority of the Whole Board,  designate an Executive  Committee  and one or more
other  committees,   each  such  committee,  except  as  otherwise  required  by applicable  law,  to  consist  of two or more  directors  (or,  in the case of a special-purpose  committee, one or more directors) as the Board of Directors may from time to time determine.  Any such committee, to the extent provided in such resolution or resolutions or in these By-Laws and not inconsistent  with Section
141 of the Delaware  General  Corporation Law, as from time to time amended (the
"DGCL"),  shall have and may exercise all the powers and  authority of the Board of Directors in the  management of the business and affairs of the  Corporation, including  the power to authorize the seal of the  Corporation  to be affixed to all papers that may require it; and unless the resolution or  resolutions  shall expressly  so provide,  no such  committee  shall have the power or authority to declare a dividend or to  authorize  the  issuance  of stock.  In the absence or disqualification  of a member of a  committee,  the  member or  members  thereof present at any meeting and not  disqualified  from  voting,  whether or not such committee member or members or they constitute a quorum, may unanimously appoint

                                      -7-

another  member of the Board of  Directors to act at the meeting in the place of any such  absent or  disqualified  member.  Each such  committee  other than the
Executive  Committee shall have such name as may be determined from time to time by the Board of Directors.

                  (b) Unless the Board of  Directors  otherwise  provides,  each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its  business.  In the absence of a provision by the Board of
Directors  or a provision  in the rules of such  committee  to the  contrary,  a majority  of the entire  authorized  number of members of such  committee  shall constitute a quorum for the  transaction of business,  the vote of a majority of the  members  present  at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

            SECTION  2.11.  COMPENSATION.  No director  shall receive any stated
salary for his  services as a director  or as a member of a committee  but shall receive such sum, if any, as may from time to time be fixed by the action of the
Board of Directors.

                                   ARTICLE III

                                    OFFICERS

            SECTION 3.1. ELECTION;  QUALIFICATION. The principal officers of the
Corporation shall be the President, one or more Vice Presidents, a Secretary and a Treasurer,  all of whom shall be elected by the Board of Directors.  The Board of Directors  may in addition  elect a Chairman of the Board who shall be chosen from  among  the  Directors.  Any two or more  offices  may be held by the  same person.

            SECTION 3.2. TERM OF OFFICE. Each officer shall hold office from the time of his election  and  qualification  to the time at which his  successor is elected  and  qualified,  unless  he shall  die or  resign  or shall be  removed pursuant to Section 3.4 at any time sooner.

            SECTION 3.3. RESIGNATION.  Any officer of the Corporation may resign at any time by giving written notice of such  resignation to the Chairman of the
Board of Directors, the President or the Secretary of the Corporation.  Any such resignation  shall take effect at the time  specified  therein or, if no time be specified,  upon  receipt  thereof  by  the  Board  of  Directors  or one of the above-named  officers;  and, unless  specified  therein,  the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 3.4.  REMOVAL.  Any officer may be removed at any time, with or without cause, by the vote of a majority of the Whole Board.

            SECTION 3.5. VACANCIES.  Any vacancy however caused in any office of the Corporation shall be filled by the Board of Directors.

            SECTION 3.6.  COMPENSATION.  Unless otherwise provided by resolution passed by a majority of the Whole Board,  and subject to the requirements of any national securities exchange or automated quotation system on which the stock of

                                      -8-

the Corporation is listed,  the salaries of all officers elected by the Board of
Directors shall be fixed by the Board of Directors.

            SECTION 3.7.  CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chairman of all meetings of the Board of Directors,  or in the absence or in case there  shall be no Chairman of the Board,  the Chief  Executive  Officer
shall be the Chairman of all meetings of the Board of Directors.

            SECTION 3.8. PRESIDENT. The President, if so designated by the Board of Directors,  shall be the Chief Executive Officer of the Corporation and shall have  general  charge of the business  and affairs of the  Corporation,  subject however to the right of the Board of  Directors  to confer  specified  powers on officers and subject to the control of the Board of Directors  and the Executive
Committee,  if any.  If not  designated  by the  Board  of  Directors  as  Chief
Executive  Officer,  the President shall be the Chief  Operating  Officer of the
Corporation  and shall have general charge of the  day-to-day  operations of the business  and affairs of the  Corporation,  subject  however to the right of the
Board of  Directors  to confer  specified  powers on officers and subject to the control of the Board of Directors.  The Chief  Executive  Officer shall keep the
Board of Directors  appropriately informed regarding the business and affairs of the Corporation.

            SECTION 3.9.  TREASURER.  The Treasurer  shall have charge of and be responsible  for the  receipt,  disbursement  and  safekeeping  of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks,  trust companies or other depositories as shall be selected in accordance  with the provisions of these bylaws.  From time to time and whenever  requested to do so, the Treasurer shall render  statements of the condition of the finances of the  Corporation  to the Board of Directors.
The Treasurer  shall perform all the duties  incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her.

            SECTION 3.10.  VICE  PRESIDENT.  Each Vice President shall have such powers and duties as generally  pertain to the office of Vice  President  and as the Board of Directors or the President may from time to time prescribe.  During the absence of the president or his inability to act, the Vice President,  or if there shall be more than one Vice  President,  then that one  designated  by the
Board of  Directors,  shall  exercise the powers and shall perform the duties of the  President,  subject  to the  direction  of the Board of  Directors  and the
Executive Committee, if any.

            SECTION 3.11. SECRETARY. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the  corporate  seal  and  shall  affix it or  cause  it to be  affixed  to such instruments  as require  such seal and attest  the same and shall  exercise  the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

            SECTION 3.12. OTHER OFFICERS.  Each other officer of the Corporation shall  exercise the powers and shall perform the duties  incident to his office, subject to the direction of the Board of Directors .

                                      -9-

                                   ARTICLE IV

                                  CAPITAL STOCK

            SECTION  4.1.  STOCK  CERTIFICATES.  The  interest of each holder of stock of the Corporation  shall be evidenced by a certificate or certificates in such  form as the  Board of  Directors  may from  time to time  prescribe.  Each certificate  shall  be  signed  by or in  the  name  of the  Corporation  by the
President or a Vice President and by the Treasurer or an Assistant  Treasurer or
the Secretary or an Assistant Secretary.  Any of or all the signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose  facsimile  signature has been placed upon a  certificate  shall have  ceased to be such  officer,  transfer  agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer,  transfer agent or registrar at the date of issue.

            SECTION   4.2.   TRANSFER  OF  STOCK.   Shares  of  stock  shall  be
transferable on the books of the Corporation pursuant to applicable law and such rules  and  regulations  as the  Board  of  Directors  shall  from  time to time prescribe.

            SECTION  4.3.  HOLDERS  OF  RECORD.  Prior  to due  presentment  for registration  of transfer  the  Corporation  may treat the holder of record of a share of its stock as the complete owner thereof  exclusively  entitled to vote, to receive  notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

            SECTION 4.4. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.  The
Corporation  shall  issue a new  certificate  of stock to replace a  certificate theretofore  issued by it  alleged to have been lost,  destroyed  or  wrongfully taken, if the owner or his legal representative (i) requests replacement, before the  Corporation  has notice that the stock  certificate  has been acquired by a bona fide  purchaser;  (ii)  files with the  Corporation  a bond  sufficient  to indemnify  the  Corporation  against  any claim  that may be made  against it on account of the alleged loss or destruction of any such stock  certificate or the issuance of any such new stock certificate; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

                                    ARTICLE V

                                  MISCELLANEOUS

            SECTION 5.1. INDEMNITY. (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section,  any person who was or is a party  or is  threatened  to be made a party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative  (other than an action by or in the right of the Corporation),  by reason of the fact that he is or was a director,  officer,  employee or agent of the  Corporation,  or is or was serving at the request of the  Corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other  enterprise,  against  expenses  (including  attorneys'
fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection  with such action,  suit or proceeding if he acted

                                      -10-

in good faith and in a manner he reasonably  believed to be in or not opposed to the best interests of the  Corporation  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his conduct was unlawful. The termination of any action,  suit or proceeding by judgment,  order,  settlement, conviction or upon a plea of nolo  contendere or its  equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner  which  he  reasonably  believed  to be in or not  opposed  to  the  best interests  of the  Corporation  and,  with  respect  to any  criminal  action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b)  The   Corporation   shall   indemnify,   subject  to  the
requirements of subsection (d) of this Section, any person who was or is a party or is  threatened  to be made a party to any  threatened,  pending or  completed action or suit by or in the right of the  Corporation  to procure a judgment  in its favor by reason of the fact that he is or was a director,  officer, employee or  agent  of  the  Corporation  or is or was  serving  at  the  request  of the
Corporation as a director,  officer,  employee or agent of another  corporation,
partnership,   joint  venture,  trust  or  other  enterprise,  against  expenses
(including   attorneys'  fees)  actually  and  reasonably  incurred  by  him  in connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the  Corporation and except that no  indemnification  shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or  suit  was  brought  shall  determine  upon  application  that,  despite  the adjudication of liability but in view of all the circumstances of the case, such person is fairly and  reasonably  entitled to indemnity for such expenses  which the Court of  Chancery  of the State of  Delaware or such other court shall deem proper.

                  (c) To the extent that a director,  officer, employee or agent of the  Corporation,  or a person serving in any other enterprise at the request of the Corporation, has been successful on the merits or otherwise in defense of any action,  suit or proceeding  referred to in  subsection  (a) and (b) of this
Section,  or in defense of any claim,  issue or matter therein,  the Corporation shall indemnify him against  expenses  (including  attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification  under subsections (a) and (b) of this
Section  (unless  ordered by a court) shall be made by the  Corporation  only as authorized in the specific case upon a determination that indemnification of the director,  officer,  employee or agent is proper in the circumstances because he has met the applicable  standard of conduct set forth in subsections (a) and (b)
of this Section.  Such determination shall be made (1) by a majority vote of the directors  who are not parties to such action,  suit or  proceeding  even though less than a quorum, or (2) if there are no such directors,  or if such directors so direct,  by  independent  legal counsel in a written  opinion,  or (3) by the stockholders.

                  (e)  Expenses  incurred  by a director,  officer,  employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the  Corporation  in advance of the final  disposition  of such action,  suit or proceeding  as  authorized  by  the  Board  of  Directors  upon  receipt  of  an

                                      -11-

undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall  ultimately be determined  that he is not entitled to be indemnified by the Corporation as authorized in this Section.

                  (f) The  indemnification  and advancement of expenses provided by or granted pursuant to, the other subsections of this Section shall not limit the  Corporation  from  providing any other  indemnification  or  advancement of expenses  permitted by law nor shall it be deemed  exclusive of any other rights to which  those  seeking  indemnification  may be  entitled  under  any  by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official  capacity and as to action in another  capacity  while holding such office.

                  (g) The  Corporation  may purchase  and maintain  insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation,  or who is or was  serving at the request of the  Corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise  against any liability  asserted against him and incurred by him in any such capacity,  or arising out of his status as such, whether or not the  Corporation  would have the power to  indemnify  him against such liability under the provisions of this Section.

                  (h) The  indemnification  and advancement of expenses provided by, or granted pursuant to this section shall,  unless  otherwise  provided when authorized or ratified, continue as to a person who has ceased to be a director, officer,  employee  or agent  and  shall  inure  to the  benefit  of the  heirs, executors and administrators of such a person.

                  (i)  For the  purposes  of this  Section,  references  to "the
Corporation"  shall  include,  in addition  to the  resulting  corporation,  any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued,  would have had power and authority to indemnify its directors,  officers, employees or agents, so that any person who is or was a director,  officer, employee or agent of such  constituent  corporation,  or is or was  serving at the request of such constituent  corporation  as a director,  officer,  employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, shall stand in the same  position  under the  provisions of this Section with respect to the resulting  or  surviving  corporation  as he would  have  with  respect  to such constituent corporation if its separate existence had continued.

                  (j)  This   Section  5.1  shall  be   construed  to  give  the
Corporation the broadest power  permissible by the DGCL, as it now stands and as hereafter amended.

            SECTION 5.2.  WAIVER OF NOTICE.  Whenever  notice is required by the
Certificate  of  Incorporation,  the  By-Laws or any  provision  of the DGCL,  a written waiver thereof,  signed by the person entitled to notice, whether before or after  the time  required  for such  notice,  shall be deemed  equivalent  to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such  meeting,  except  when the  person  attends a meeting  for the  express purpose of objecting, at the beginning of the meeting, to the transaction of any business  because the meeting is not lawfully  called or  convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the  stockholders,  directors or members of a committee of directors  need be specified in any written waiver of notice.

                                      -12-

            SECTION 5.3. FISCAL YEAR. The fiscal year of the  Corporation  shall start on such date as the Board of Directors shall from time to time prescribe.

            SECTION 5.4.  CORPORATE  SEAL.  The corporate  seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile  thereof to be  impressed  or affixed or in any other manner reproduced.

                                   ARTICLE VI

                              AMENDMENT OF BY-LAWS

            SECTION  6.1.  AMENDMENT.  The By-Laws  may be  altered,  amended or repealed by the stockholders or by the Board of Directors by a majority vote.

                                      -13-